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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): September 30, 2002

                                 MangoSoft, Inc.
                                 ---------------
             (Exact name of registrant as specified in its charter)

                Nevada                            0-30781                   87-0543565
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    (State or other jurisdiction of       (Commission File Number)       (I.R.S. Employer
            incorporation)                                              Identification No.)

             1500 West Park Drive, Suite 190, Westborough, MA 01581
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (508) 871-7300

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Item 5. Other Events.

     Effective September 30, 2002, the Registrant reduced its work force to three (3) persons, which represented an approximate 70% reduction in personnel. Included in the reduction was Robert Parsons Vice President and Chief Financial Officer and Doug Edwards, Vice President of Sales.

In conjunction with the reduction in workforce, the Registrant entered into an Information Management Services Agreement (the "Agreement") with Built Right Networks LLC. The terms of the Agreement provide for Built Right Networks LLC to support the Registrant's information technology infrastructure, its billable services infrastructure, software code base and reseller network. In addition, Right Networks LLC has executed a standard commissioned reseller agreement with the Registrant and will continue to resell all of the Registrant's products and services. The principals of Right Networks LLC are all former employees of the Registrant including Doug Edwards, former Vice President of Sales.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits.

     Exhibit 99.1 Information Management Services Agreement dated September 30, 2002.

     Certain statements included in this report are forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including but not limited to, risks detailed in Registrant's filings with the Securities and Exchange Commission.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MANGOSOFT, INC.


                                         By:  /s/ Dale Vincent
                                              ----------------
                                              Dale Vincent
                                              Chief Executive Officer

Date: October 2, 2002